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                                                                    EXHIBIT 10.3

                          CORPORATE SERVICES AGREEMENT

          THIS AGREEMENT is entered into this 1st day of April, 1998, between The WMA Corporation, a Delaware corporation ("Company"), and World Marketing Alliance, Inc., a Georgia corporation ("WMA").

                          GENERAL PURPOSE OF AGREEMENT

     WHEREAS, the Company is presently a subtenant of WMA in its corporate headquarters at 11315 Johns Creek Parkway, Duluth, Georgia 30097 and is in need of certain corporate services.

     WHEREAS, WMA is desirous of providing these corporate services to the Company;

     WHEREAS, the purpose of this Agreement is to set forth the terms and conditions under which WMA shall provide such services to the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter contained, the parties agree as follows:

1.   WMA's Obligations

     During the term of this Agreement, WMA hereby agrees to furnish to the Company at its subleased location those corporate services required by the Company and its employees from time to time during normal business hours including, but not limited to, all electricity, heating, air-conditioning, telephone and answering service, security service, duplicating equipment, postage, dues and subscriptions, computer supplies, travel expense, office supplies, use of the common areas of WMA's facility in Duluth, Georgia and such other corporate services as the Company may reasonably request.

2.   Company's Obligations

     The Company shall pay WMA a monthly fee in the amount of $2,250 on the first day of each calendar month for the furnishing of services to be rendered to the Company during the first twelve month term of this Agreement.

     On the first anniversary of this Agreement and each anniversary thereafter until termination, WMA and the Company shall mutually agree on an appropriate monthly fee for the succeeding year. If the parties are unable to mutually agree upon an appropriate monthly fee as required, this Agreement may be terminated, in accordance with the provisions of Section 11 hereof.

     In addition to the above monthly fee, the Company shall pay WMA a monthly payroll allocation based upon the amount of time during which WMA employees provided services to the Company in a given month together with such additional amounts as the parties may mutually agree.

The WMA Corporation/World Marketing
Alliance, Inc. Corporate Services Agreement                               Page 1

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3.   WMA Not Agent or Legal Representative of the Company

     This Agreement does not constitute WMA as the agent or legal representative of the Company for any purpose whatsoever. WMA is not granted any express or implied right or authority to assume or to create any obligation on behalf of or in the name of the Company or to bind the Company in any manner whatsoever.

4.   WMA's Limited Liability

     WMA will not be liable to the Company, or to anyone who may claim any right due to a relationship with the Company for any acts or omissions in the furnishing of services under this Agreement or on part of the employees or agents of WMA unless the acts or omissions are due to willful misconduct. The Company will indemnify and hold WMA free and harmless from any obligations, costs, claims, judgments, and attorneys fees arising from, growing out of, or in any way connected with the furnishing of services rendered to the Company under this Agreement, unless WMA is judged by a court of competent jurisdiction to be guilty of willful misconduct. In no event shall WMA be responsible for consequential damages suffered by the Company.

5.   Notices

     Any notice required to be given by either party to the other in connection with this Agreement shall be made in writing and shall be sent by prepaid registered mail. Notices pertaining to matters other than termination or modification of this Agreement may instead by transmitted by means of cable or telex. Any such notice to the Company shall be directed as appropriate and addressed as follows:

          The WMA Corporation
          11315 Johns Creek Parkway
          Duluth, Georgia 30097

          Attention: Edward F. McKernan

          Any such notice to WMA shall be directed to and addressed as follows:

          World Marketing Alliance, Inc.
          11315 Johns Creek Parkway
          Duluth, Georgia 30097

          Attention: S. Hubert Humphrey, Jr.

6.   No Implied Waivers

     Failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Waiver

The WMA Corporation/World Marketing
Alliance, Inc. Corporate Services Agreement                             Page 2
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by either party of a breach of any obligation hereunder shall not constitute a waiver of any succeeding breach of the same obligation itself. Failure of either party to exercise any of its rights provided under this Agreement shall not constitute a waiver of such right.

7.   Assignment

     Neither this Agreement nor any rights or obligations hereunder shall be assigned or otherwise transferred by the Company or WMA, either voluntarily or involuntarily, without the prior written consent of the other.

8.   Amendment or Modification

     Any amendment or modification of this Agreement will be effective only if it is in a writing signed by the party to be charged.

9.   Applicable Law

     This Agreement shall be governed by and construed according to the laws of the State of Georgia.

10.  Contract Construction

     Invalidity of any provision of this Agreement shall not affect any other provision and, in the event of a judicial finding of such invalidity, this Agreement shall remain in full force in all other respects.

11.  Termination of Agreement

     a.   Expiration

     Unless terminated pursuant to Subsection (b) of this Section, this Agreement shall continue in force for one (1) year period beginning on the effective date shown herein and shall be automatically renewed for successive one year periods.

     b.   Termination

          (1) Either party may terminate this Agreement for any reason or no reason whatsoever upon sixty (60) days prior written notice delivered to the other party.

          (2) Either party may terminate this Agreement upon sixty (60) days prior written notice to the other party, if the parties are unable to mutually agree on an appropriate monthly fee as provided in Section 2 of this Agreement.

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Alliance, Inc. Corporate Services Agreement                               Page 3

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          (3)  Upon the insolvency of either party, the voluntary filing by or, if not dismissed within sixty (60) days, the filing against either party of a petition in bankruptcy or a petition for reorganization; any assignment by either party for the benefit of creditors; the appointment of a receiver or a trustee for either party; or the placement of either party's assets in the hands of a trustee or receiver, the unaffected party may terminate this Agreement upon written notice to the affected party effective as of the date of the occurrence of any of the aforesaid events.

     c.   Effect of Expiration or Termination

     Expiration or termination of this Agreement shall not release either party from any obligation to pay any sum that is due or that may become due to the other party prior to expiration or termination.

12.  Binding Effect

     This Agreement shall bind and inure to the benefit of the parties, their respective successors and assigns.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives on the date first written above.


 THE WMA CORPORATION                      WORLD MARKETING ALLIANCE, INC.


 By: /s/ Edward F. McKernan               By: /s/ T. Wood Montgomery
    ---------------------------              ---------------------------

 Title: Vice President & CFO              Title: Executive Vice President
       ------------------------                 ------------------------



The WMA Corporation/World Marketing
Alliance, Inc. Corporate Services Agreement                               Page 4